UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 25, 2018

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	000-50056 (Commission file number)	05-0527861 (I.R.S. employer identification number)

4200 STONE ROAD
KILGORE, TEXAS (Address of principal executive offices)		75662 (Zip code)

Registrant's telephone number, including area code: (903) 983-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 25, 2018, Martin Midstream Partners L.P. (the “Partnership”) entered into a definitive agreement (the "Agreement") with ONEOK, Inc. (“ONEOK”) to sell its 20 percent non-operating interest in West Texas LPG Pipeline L.P. ("WTLPG"). WTLPG owns an approximate 2,300 mile common-carrier pipeline system that primarily transports NGLs from New Mexico and Texas to Mont Belvieu, Texas for fractionation. A wholly-owned subsidiary of ONEOK, Inc. is the operator of the assets. The Partnership expects to receive net proceeds of approximately $193.7 million after transaction fees and expenses. The transaction is subject to customary closing conditions. The Partnership expects to close the transaction on July 31, 2018. The proceeds from the sale will be used to reduce outstanding borrowings under the Partnership’s revolving credit facility.

The Agreement contains customary representations, warranties, covenants and agreements by the Partnership and ONEOK. The Agreement also contains indemnification obligations of both the Partnership and ONEOK.

The preceding summary of the Agreement does not purport to be complete and is qualified in its entirety by the full text of such Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference. In the event of any discrepancy between the preceding summary and the text of the Agreement, the text of the Agreement shall control.

The Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about the Partnership or ONEOK and should not be relied on by any other person or entity for any purposes. The Agreement contains representations and warranties that each of the parties have made to each other as of specific dates and to evidence their agreement on various issues. The assertions and other statements or disclosures embodied in those representations and warranties were made solely for purposes of the contract between such parties and may be subject to important qualifications and limitations or other factors agreed to by each such party in connection with the negotiated terms, which qualifications and limitations are not necessarily reflected in the Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors or may have been used for purposes of allocating risk between each party rather than establishing matters as fact. Based on the foregoing, you should not rely on the representations, warranties and disclosures included in the Agreement as statements of factual information.

The information included or incorporated by reference in Item 2.03 of this Current Report (this “Report”) on Form 8-K is incorporated by reference into this Item 1.01 of this Report.

Item 2.02	Results of Operations and Financial Condition.

          On July 25, 2018, the Partnership issued a press release reporting its financial results for the quarter ended June 30, 2018.   A copy of the press release is furnished as Exhibit 99.1 to this Report and will be published on the Partnership's website at www.martinmidstream.com. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 24, 2018, Martin Operating Partnership L.P. (the "Operating Partnership"), the Partnership and certain of their subsidiaries entered into a Seventh Amendment to the Third Amended and Restated Credit Agreement (the “Credit Agreement Amendment”), which amended that certain Third Amended and Restated Credit Agreement, dated as of March 28, 2013, by and among the Operating Partnership, as the borrower, the Partnership, certain of their subsidiaries, Royal Bank of Canada, as administrative agent and collateral agent for the Lenders and as L/C Issuer and a Lender, and the other Lenders as set forth therein, as amended (the “Credit Agreement”).

The Credit Agreement Amendment amends the Credit Agreement to, among other things, (i) approve the disposition of the equity interests in the West Texas LPG Pipeline Limited Partnership , (ii) decrease the maximum permitted leverage ratio (as defined in the Credit Agreement, being generally computed as the ratio of total funded debt to consolidated earnings before interest, taxes, depreciation, amortization and certain other non-cash charges) from 5.50 to 1.00 to 5.25 to 1.00, including certain temporary springing provisions and (iii) increase the maximum permitted senior leverage ratio (as defined in the Credit

Agreement, being generally computed as the ratio of total secured funded debt to consolidated earnings before interest, taxes, depreciation, amortization and certain other non-cash charges) from 3.25 to 1.00 to 3.50 to 1.00.

The Credit Agreement and its revolving credit facility are the Partnership’s primary source of liquidity and matures March 28, 2020.

This summary of material terms of the Credit Agreement Amendment is not complete, and is qualified in its entirety by the full text of the Seventh Amendment, dated July 24, 2018, to the Third Amended and Restated Credit Agreement, dated as of March 28, 2013, by and among the Partnership, the Operating Partnership, certain of their subsidiaries, Royal Bank of Canada and the other Lenders as set forth therein, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On July 25, 2018, the Partnership issued a press release announcing its entry into the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibits is deemed to be “furnished” and not deemed to be “filed” for purposes of the Exchange Act, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

          In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and Exhibit 99.2 are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Description
10.1	Partnership Interest Purchase Agreement
10.2	Seventh Amendment to Third Amended and Restated Credit Agreement
99.1	Press release dated July 25, 2018
99.2	Supplemental information - Martin Midstream Partners L.P. Adjusted EBITDA comparison to guidance

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P. By: Martin Midstream GP LLC, Its General Partner
Date: July 25, 2018	By: /s/ Robert D. Bondurant
Robert D. Bondurant
Executive Vice President, Treasurer, Principal Accounting Officer and Chief Financial Officer